As filed with the Securities and Exchange Commission on March 18, 2022
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0596811
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)
100 Acorn Park Drive, Cambridge, MA 02140
(Address of principal executive offices, including zip code)
Amended and Restated 2014 Equity Incentive Plan
(Full titles of the plans)
William Clark
President and Chief Executive Officer
100 Acorn Park Drive, 5th Floor
Cambridge, MA 02140
(617) 876-8191
(Name, address, and telephone number of agent for service)
Please send copies of all communications to:
Marc A. Rubenstein
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
(617) 951-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed to register an additional 2,329,007 shares under the registrant’s 2014 Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-194021) filed with the Securities and Exchange Commission on February 19, 2014.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-36289, filed on June 24, 2021).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K, File No. 001-36289, filed on February 12, 2014).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 333-193043, filed on December 23, 2013).

4.4
Genocea Biosciences, Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, File No. 001-36289, filed on June 2, 2020)

5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (filed herewith).

24.1	Powers of Attorney (included on the signature page in Part II).

107	Filing Fee Table (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 18th day of March, 2022.

GENOCEA BIOSCIENCES, INC.

By:	/s/ Diantha Duvall
Name: Diantha Duvall
Title: Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints William Clark and Diantha Duvall and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Genocea Biosciences, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Clark	President and Chief Executive Officer and Director
William Clark	(Principal Executive Officer)	March 18, 2022

/s/ Diantha Duvall	Chief Financial Officer
Diantha Duvall	(Principal Financial Officer and Principal Accounting Officer)	March 18, 2022

/s/ Kenneth Bate
Kenneth Bate	Director	March 18, 2022

/s/ Ali Behbahani
Ali Behbahani	Director	March 18, 2022

/s/ Katrine Bosley
Katrine Bosley	Director	March 18, 2022

/s/ Jennifer Herron
Jennifer Herron	Director	March 18, 2022

/s/ Michael Higgins
Michael Higgins	Director	March 18, 2022

/s/ John Lunger
John Lunger	Director	March 18, 2022

/s/ George Siber
George Siber, M.D.	Director	March 18, 2022